Exhibit 10.1

JOINDER AGREEMENT

TO

STOCK PURCHASE AGREEMENT

Optical Sensors Incorporated, a Delaware corporation d/b/a väsamed, with its principal place of business at 7615 Golden Triangle Drive, Suite C, Eden Prairie, Minnesota 55344 (the ”Company”), and Circle F Ventures, LLC, Circle F Ventures II, LLC and the Hayden R. Fleming and LaDonna M. Fleming Revocable Trust (the “Circle F Investors”) and Barth Investment Company II, L.P. (the ”Investor”) (the Circle F Investors and Investor, collectively, the “Series C Investors”) executed a Stock Purchase Agreement (“Stock Purchase Agreement”) effective as of May 6, 2005.

The Investor previously purchased shares of the Company’s Series C Preferred Stock (as such term is defined in the Stock Purchase Agreement) pursuant to the Stock Purchase Agreement and now desires to purchase the additional number of shares of the Company’s Series C Preferred Stock, as set forth on Schedule A-1 attached hereto, at a purchase price of $90.00 per share pursuant to the terms of the Stock Purchase Agreement.

The Company desires to qualify its representations and warranties contained in Section 4 of the Stock Purchase Agreement pursuant to the Schedule of Exceptions attached hereto as Schedule B-1 and hereby makes such representations and warranties as of the date hereof for the benefit of the Investor.

The Investor hereby agrees to purchase the number of shares of the Company’s Series C Preferred Stock set forth on Schedule A-1 at a purchase price of $90.00 per share pursuant to the terms of the Stock Purchase Agreement. The Investor hereby explicitly affirms and acknowledges the representations and warranties set forth in Section 5 of the Stock Purchase Agreement.

IN WITNESS WHEREOF, the Company and the Investor have executed this Joinder Agreement effective as of June 15, 2005.

OPTICAL SENSORS INCORPORATED

By	/s/ Paulita LaPlante
Paulita LaPlante,
President and Chief Executive Officer

BARTH INVESTMENT COMPANY II, LP

By	/s/ Bruce Barth
Its	General Partner

SCHEDULE A-1

Name of Investor	Date of Investment	Amount of Investment	Number of Shares
Barth Investment Co. II, LP 10863 East Purple Aster Way Scottsdale, Arizona 85262	June 15, 2005	$300,000	3,334

Totals:		$300,000	3,334